CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 333-96785/811-08306 on Form N-4 of our report dated March 24, 2026, relating to the statutory-basis financial statements of Metropolitan Tower Life Insurance Company, appearing on Form N-VPFS/A of Brighthouse Variable Annuity Account B for the year ended December 31, 2025. We also consent to the reference to us under the heading “Independent Auditor” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
New York, New York
April 21, 2026